Exhibit 5.2
May 13, 2010
Board of Directors
Rentech, Inc.
10877 Wilshire Boulevard, Suite 600
Los Angeles, CA 90024
Re: Rentech, Inc. Registration Statement on Form S-3, No. 333-164654
Gentlemen:
We have acted as special Colorado counsel for Rentech, Inc., a Colorado corporation (“Rentech”). We are furnishing this opinion in connection with the (a) Registration Statement on Form S-3 (Registration No. 333-164654) declared effective April 1, 2010 (the “Registration Statement”) by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (b) the Prospectus Supplement dated May 13, 2010 (the “Prospectus Supplement”), and (c) the Current Report on Form 8-K of Rentech dated May 13, 2010, pertaining to the Warrants and Warrant Shares as defined below (the “May Form 8-K”) which will include this opinion letter as an exhibit and result in incorporation by reference of this opinion letter as Exhibit 5.2 to the Registration Statement. The prospectus contained in the Registration Statement at the time the Registration Statement became effective (as supplemented from time to time), the Prospectus Supplement and the May Form 8-K are called herein the “Prospectus.” Pursuant to the Prospectus, Rentech may issue up to 4,993,379 shares of its common stock (the “Warrant Shares”) pursuant to certain warrants of Rentech dated January 14, 2009 (the “Warrants”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus other than as to the valid issuance of the Warrant Shares under Colorado corporate law.
In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon the foregoing and upon certificates and other assurances of officers of Rentech and others as to factual matters without having independently verified such factual matters.
In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures on original documents; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the due authorization, execution and delivery of all documents by parties other than Rentech; and (vii) the obligation of parties to the First Amendment to Amended and Restated Credit Agreement and Waiver referred to in the Prospectus and the Warrants being valid, binding and enforceable.

We are opining herein as to the Colorado Business Corporation Act, as amended, the applicable provisions of the Colorado Constitution and any reported judicial decisions interpreting these laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within Colorado.
Subject to the foregoing and the other matters set forth herein, we are of the opinion that as of the date hereof:
(1) Rentech has the corporate authority pursuant to its Amended and Restated Articles of Incorporation to issue the Warrant Shares.
(2) The Warrant Shares have been duly authorized by Rentech for issuance upon exercise of the Warrants and, when issued upon such exercise in accordance with the terms of the Warrants (including receipt by Rentech of the exercise price therefore), will be validly issued, fully paid and non-assessable.
We hereby consent to the use of this opinion as Exhibit 5.2 to the May Form 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Holland & Hart LLP